Exhibit 99.1

October 30, 2014

FOR IMMEDIATE RELEASE

Contacts:
Alan Greer	Tamara Gjesdal	Cynthia A. Williams
Executive Vice President	Senior Vice President	Senior Executive Vice President
Investor Relations	Investor Relations	Corporate Communications
(336) 733-3021	(336) 733-3058	(336) 733-1478
AGreer@BBandT.com	TGjesdal@BBandT.com	Cynthia.Williams@BBandT.com

BB&T Corporation CFO to speak at BancAnalysts Association of Boston Inc. Conference

WINSTON-SALEM, N.C. – BB&T Corporation (NYSE: BBT) today announced Chief Financial Officer Daryl Bible will speak at the BancAnalysts Association of Boston Inc. Conference in Boston, Thursday, Nov. 6, at 9:40 a.m. ET.

A webcast of Bible’s presentation will be available at www.BBT.com and will be archived for 30 days.

About BB&T
BB&T is one of the largest financial services holding companies in the U.S. with $187 billion in assets and market capitalization of $26.8 billion, as of Sept. 30, 2014. Based in Winston-Salem, N.C., the company operates 1,842 financial centers in 12 states and Washington, D.C., and offers a full range of consumer and commercial banking, securities brokerage, asset management, mortgage and insurance products and services. A Fortune 500 company, BB&T is consistently recognized for outstanding client satisfaction by the U.S. Small Business Administration, Greenwich Associates and others. More information about BB&T and its full line of products and services is available at www.BBT.com.

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